EX-10.28.2

                               AMENDMENT NO. 1 TO
                          SECURITIES PURCHASE AGREEMENT
                                      Among
                             Engmann Options, Inc.,
                               MDNH Partners, L.P.
                                       And
                          Telscape International, Inc.

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT is entered into as of March 15, 1999 (the "Amendment"), by and among Engmann Options, Inc., a California corporation ('Engmann Options"), MDNH Partners, L.P., a California limited partnership ("NMNH"), and Telscape International, Inc., a Texas corporation (the "Company").

                                    RECITALS

     A. The Company, Kendu Partners, a California general partnership ("Kendu"), and MDNH entered into a Securities Purchase Agreement (the "Purchase Agreement") and Registration Rights Agreement (the "Registration Agreement"), each effective as of December 18, 1998 regarding the sale and issuance to Kendu and MDNH of up to 950,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") and the registration of such shares under the Securities Exchange Act of 1934, as amended.

     B. Kendu (1) assigned all of its rights and obligations under the Purchase Agreement and Registration Agreement to Engmann Options and (2) sold 125,000 shares of the Company's Common Stock (which shares were purchased pursuant to the Purchase Agreement) to Engmann Option pursuant to a Securities Purchase Agreement and Assignment and Assumption Agreement each dated December 31, 1998 (the "Assignment Documents").

     C. The Company, MDNH and Engmann Options now wish to amend the terms of certain of their rights and obligations under the Purchase Agreement and Registration Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals which are hereby incorporated by this reference and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   Section 1.     Amendment of the Purchase Agreement.

        (a) The first sentence of Subsection (a) of Section 1.2., Optional Purchases, of the Purchase Agreement is hereby modified and amended in its entirety as follows:

         "In addition to the purchase of the Initial Shares pursuant to Section
   1.1 above, the Investors agree to purchase during the Commitment Period (as such term is defined below), at the Company's option and subject to the conditions set forth in Section 2.2, up to $2,000,000 of shares of Common Stock (the "First Option Shares") at $6.75 per share."

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        (b) Subsection (a) of Section 6.3., Lock-Up Period, of the Purchase
Agreement is hereby modified and amended in its entirety as follows:

        "(a) Each Investor agrees that it will not sell or transfer, or contract to sell or transfer, (1) any of the Initial Shares or Second Option Shares acquired hereby until the expiration of nine (9) months after such shares of Common Stock have been acquired and (2) any of the First Option Shares until July 31, 1999."

        (c) Subsection (i) of the first sentence of Section 5.6., Penalties for Failure to Obtain or Maintain Effectiveness of a Registration Statement, of the Purchase Agreement is hereby modified and amended in its entirety as follows:

        "(i) the Company fails to file a Registration Statement and obtain the effectiveness of a Registration Statement (1) with respect to the Initial Shares and the Second Option Shares within nine (9) months after the Initial Closing Date or relevant Optional Closing Date, as the case may be, and (2) with respect to the First Option Shares on or before July 31, 1999,"

        (d) The parties acknowledge receipt from the Company of the Optional Purchase Notice with respect to the First Option Shares (as such terms are defined in the Purchase Agreement).

        (e) The term "Investors," as used in the Purchase Agreement shall mean MDNH and Engmann Options, as such terms are defined in this Amendment.

   Section 2. Amendment of Registration Agreement. Subsection (b) of Section 2.1., Registration Statements, of the Registration Agreement is hereby modified and amended in its entirety as follows:

        "(b) The Registration Statement relating to the Initial Shares shall be declared effective by the SEC no later than nine (9) months following the Initial Closing Date and shall remain in effect until such time as the Investors have sold all of the Initial Shares. Each Registration Statement relating to the First Option Shares that the Investors purchase pursuant to the Securities Purchase Agreement shall be declared effective by the SEC on or before July 31, 1999 and shall remain in effect until such time as the Investors have sold all of the First Option Shares. Each Registration Statement relating to the Second Option Shares that the Investors purchase pursuant to the Securities Purchase Agreement shall be declared effective by the SEC no later than nine (9) months following each respective Optional Closing Date and shall remain in effect until such time as the Investors have sold all of the Second Option Shares."

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   Section 3. Counterparts. This Amendment may be executed in any number of counterparts, all of which together shall constitute one instrument. Furthermore, facsimile copies shall be deemed the same as originals.

   Section 4. Entire Agreement. This Amendment, together with the Purchase Agreement, the Registration Agreement and the Assignment Documents, contains our entire agreement concerning the proposed transactions and supersedes any prior oral or written understandings and agreements. Any waiver of any right or obligation hereunder must be in writing signed by the party to be charged. Subject to applicable law, this Amendment may be amended, modified, or supplemented only by a written agreement signed by the parties.

   Section 4. No Other Modification. Except as expressly amended herein, all terms, covenants and provisions of the Purchase Agreement and the Registration Agreement are and shall remain in full force and effect. All references in such documents to the Purchase Agreement and the Registration Agreement shall henceforth refer to the Purchase Agreement and the Registration* Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, each of the Purchase Agreement and the Registration Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

                              TELSCAPE INTERNATIONAL, INC.


                              By: /s/ TODD M. BINET
                              Name:   Todd M. Binet
                              Title:  President

                              ENGMANN OPTIONS, INC.


                                  /s/ MICHAEL W. ENGMANN
                              Name:   Michael W. Engmann
                              Title:  President

                              MDNH PARTNERS, L.P.


                              By: /s/ HERBERT KURLAN
                              Name:   Herbert Kurlan
                              Title:  President - G.P.